As filed with the Securities and Exchange Commission on June 6, 2002

Registration No. 33-39075

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____

Post-Effective Amendment No. 1
FORM F-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BP America Inc.	BP p.l.c.
(Exact name of registrant as specified in its charter)

Delaware	England and Wales

(State or other jurisdiction of incorporation or organization)

94-2257553	None

(I.R.S. Employer Identification No.)

200 E. Randolph Drive, MC 2502 Chicago, IL 60601 (312) 856-6111	Britannic House, Finsbury Circus London EC2M 7BA England 44-20-7496-4000
(Address of principal executive offices)
Daniel B. Pinkert Corporate Secretary BP America Inc. 200 E. Randolph Drive Chicago, IL 60601 (312) 856-6111	With copy to: Peter B.P. Bevan Group General Counsel BP p.l.c. Brittanic House, Finsbury Circus London EC2M 7BA England 44-20-496-4000
(Name, address, including zip code and telephone number of agent for service)

            This Post-Effective Amendment No. 1 is being filed to amend the registration statement (the "Registration Statement") on Form F-3 (No. 33-39075) pursuant to which BP America Inc. registered $2,500,000,000 in Guaranteed Debt Securities (the "Debt Securities") and Warrants to Purchase Debt Securities.  BP p.l.c. (formerly The British Petroleum Company p.l.c.) guaranteed the Debt Securities.

            BP America Inc. and BP p.l.c. are withdrawing the Registration Statement because they have no further intention of issuing any securities thereunder.

            In accordance with an undertaking made by BP p.l.c., in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, BP p.l.c. and BP America Inc. hereby withdraw from registration the approximately $1,774,700,000 in Debt Securities and $1,774,700,000 in Guarantees of Debt Securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURE OF BP AMERICA INC.

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on June 6, 2002.

                                                                        By /s/Daniel B. Pinkert

                                                                        Name: Daniel B. Pinkert

                                                                        Title:  Agent for Service of Process

SIGNATURE OF BP p.l.c.

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on June 6, 2002.

                                                                        By /s/Daniel B. Pinkert

                                                                        Name: Daniel B. Pinkert

                                                                        Title:  Agent for Service of Process